Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FOURTH QUARTER RESULTS AND AUTHORIZATION OF A $100 MILLION STOCK BUYBACK PROGRAM

WINCHESTER, Virginia (May 27, 2021) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its fourth fiscal quarter ended April 30, 2021.

Net sales for the fourth fiscal quarter increased $74.2 million, or 18.6%, to $473.4 million compared with the same quarter of the prior fiscal year. The Company experienced double-digit growth across all channels (repair and remodel and new construction) during the fourth quarter of fiscal 2021 as market demand recovered with consumer confidence remaining strong. Net sales for the current fiscal year increased $93.7 million, or 5.7%, to $1,744.0 million from the prior fiscal year.

Net income was $2.8 million ($0.17 per diluted share) for the fourth quarter of fiscal 2021 compared with $13.0 million ($0.77 per diluted share) in the same quarter of the prior fiscal year. Net income for the fourth quarter of fiscal 2021 decreased $10.2 million due to a pre-tax loss on debt modification of $13.8 million and higher material and logistics costs, offset by an increase in net sales. Net income for the current fiscal year was $58.8 million ($3.45 per diluted share) compared with $74.9 million ($4.42 per diluted share) for the prior fiscal year. Net income for fiscal 2021 decreased primarily due to a pre-tax loss on debt modification of $13.8 million. The Company also incurred net pre-tax restructuring costs of $5.8 million during fiscal 2021 related to the permanent layoffs due to COVID-19 announced in the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 and the closure of its Humboldt, Tennessee manufacturing plant announced in June 2020. Adjusted EPS per diluted share was $1.28 for the fourth quarter of fiscal 2021 compared with $1.33 in the same quarter of the prior fiscal year and $6.40 for the current fiscal year compared with $6.59 for the prior fiscal year.

Adjusted EBITDA for the fourth fiscal quarter was $47.2 million, or 10.0% of net sales, compared to $53.4 million, or 13.4% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the current fiscal year was $223.2 million, or 12.8% of net sales, compared to $236.0 million, or 14.3% of net sales, for the prior fiscal year.

“During the fourth quarter of fiscal 2021, our teams delivered exceptional sales growth across all channels and were able to restructure our debt to increase liquidity and reduce interest expense," said Scott Culbreth, President and CEO. "Our focus remains on increasing production to match the strong demand environment and mitigate inflationary pressures in material, logistics and labor through pricing and productivity."

Cash provided by operating activities for the current fiscal year was $151.8 million and free cash flow totaled $105.4 million. As of April 30, 2021, the Company had $91.1 million of cash on hand with $243.8 million term loan debt and $264 million drawn on the revolving credit facility plus access to $236 million of additional availability under its revolving credit facility. The Company paid down $80 million of its term loan facility during the current fiscal year and completed $20.0 million of share repurchases.

On May 25, 2021, the Board of Directors authorized a stock repurchase program of up to $100 million of the Company's outstanding common shares. In conjunction with this authorization the Board of Directors cancelled the $50 million existing authorization, of which the Company had repurchased $20 million in the fourth quarter of fiscal 2021. Any repurchases under the stock repurchase program are subject to market conditions, the Company’s cash requirements for other purposes, compliance with applicable laws and regulations and contractual covenants and any other factors management may deem relevant at the time of such repurchases. The Company is not obligated to make any stock repurchases in the future.

-MORE-

AMWD Announces Fourth Quarter Results

May 27, 2021

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At April 30, 2021, the Company operated seventeen manufacturing facilities in the United States and Mexico and eight primary service centers and one distribution center located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
(AMWD-ER)

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Twelve Months Ended
	April 30		April 30
	2021	2020	2021	2020

Net sales	$473,390	$399,197	$1,744,014	$1,650,333
Cost of sales & distribution	399,584	323,928	1,424,739	1,321,147
Gross profit	73,806	75,269	319,275	329,186
Sales & marketing expense	26,096	21,069	89,464	83,608
General & administrative expense	25,869	27,088	112,283	113,334
Restructuring charges, net	444	189	5,848	(18)
Operating income	21,397	26,923	111,680	132,262
Interest expense, net	5,371	6,579	23,128	29,027
Other expense, net	14,045	3,386	11,117	2,687
Income tax (benefit) expense	(846)	3,945	18,672	25,687
Net income	$2,827	$13,013	$58,763	$74,861

Earnings Per Share:
Weighted average shares outstanding - diluted	17,022,472	16,965,119	17,036,730	16,952,480

Net income per diluted share	$0.17	$0.77	$3.45	$4.42

AMWD Announces Fourth Quarter Results

May 27, 2021

Condensed Consolidated Balance Sheet
(Unaudited)
	April 30	April 30
	2021	2020

Cash & cash equivalents	$91,071	$97,059
Customer receivables	146,866	106,344
Inventories	140,282	111,836
Other current assets	13,861	9,933
Total current assets	392,080	325,172
Property, plant & equipment, net	204,002	203,824
Operating lease assets, net	123,118	127,668
Trademarks, net	—	2,222
Customer relationship intangibles, net	121,778	167,444
Goodwill	767,612	767,612
Other assets	27,924	28,864
Total assets	$1,636,514	$1,622,806

Current portion - long-term debt	$8,322	$2,216
Short-term operating lease liabilities	19,994	18,896
Accounts payable & accrued expenses	192,131	134,494
Total current liabilities	220,447	155,606
Long-term debt	513,450	594,921
Deferred income taxes	38,348	52,935
Long-term operating lease liabilities	109,628	112,454
Other liabilities	11,745	6,352
Total liabilities	893,618	922,268
Stockholders' equity	742,896	700,538
Total liabilities & stockholders' equity	$1,636,514	$1,622,806

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Twelve Months Ended
	April 30
	2021	2020

Net cash provided by operating activities	$151,763	$177,542
Net cash used by investing activities	(42,429)	(38,916)
Net cash used by financing activities	(115,322)	(99,223)
Net increase (decrease) in cash and cash equivalents	(5,988)	39,403
Cash and cash equivalents, beginning of period	97,059	57,656

Cash and cash equivalents, end of period	$91,071	$97,059

AMWD Announces Fourth Quarter Results

May 27, 2021

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain/loss on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Fourth Quarter Results

May 27, 2021

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands)	2021	2020	2021	2020

Net income (GAAP)	$2,827	$13,013	$58,763	$74,861
Add back:
Income tax (benefit) expense	(846)	3,945	18,672	25,687
Interest expense, net	5,371	6,579	23,128	29,027
Depreciation and amortization expense	12,390	12,901	51,100	49,513
Amortization of customer relationship intangibles and trademarks	11,417	12,250	47,889	49,000
EBITDA (Non-GAAP)	$31,159	$48,688	$199,552	$228,088
Add back:
Acquisition and restructuring related expenses (1)	20	61	174	32
Non-recurring restructuring charges, net (2)	444	189	5,848	189
Net loss on debt modification	13,792	—	13,792	—
Change in fair value of foreign exchange forward contracts (3)	618	1,346	(1,102)	1,102
Stock-based compensation expense	1,055	867	4,598	3,989
Loss on asset disposal	149	2,279	384	2,629
Adjusted EBITDA (Non-GAAP)	$47,237	$53,430	$223,246	$236,029

Net Sales	$473,390	$399,197	$1,744,014	$1,650,333
Adjusted EBITDA margin (Non-GAAP)	10.0%	13.4%	12.8%	14.3%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The fiscal year ended April 30, 2021 includes accelerated depreciation expense of $1.3 million and gain on asset disposal of $2.2 million related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Fourth Quarter Results

May 27, 2021

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Twelve Months Ended
	April 30		April 30
(in thousands, except share data)	2021	2020	2021	2020

Net income (GAAP)	$2,827	$13,013	$58,763	$74,861
Add back:
Acquisition and restructuring related expenses	20	61	174	32
Non-recurring restructuring charges, net	444	189	5,848	189
Amortization of customer relationship intangibles and trademarks	11,417	12,250	47,889	49,000
Net loss on debt modification	13,792	—	13,792	—
Tax benefit of add backs	(6,749)	(2,978)	(17,467)	(12,305)
Adjusted net income (Non-GAAP)	$21,751	$22,535	$108,999	$111,777

Weighted average diluted shares	17,022,472	16,965,119	17,036,730	16,952,480
Adjusted EPS per diluted share (Non-GAAP)	$1.28	$1.33	$6.40	$6.59

Free Cash Flow

	Twelve Months Ended
	April 30,
	2021	2020

Cash provided by operating activities	$151,763	$177,542
Less: Capital expenditures (1)	46,318	40,739
Free cash flow	$105,445	$136,803

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Fourth Quarter Results

May 27, 2021

Net Leverage

Twelve Months Ended
April 30
(in thousands)	2021

Net income (GAAP)	$58,763
Add back:
Income tax expense	18,672
Interest expense, net	23,128
Depreciation and amortization expense	51,100
Amortization of customer relationship intangibles and trademarks	47,889
EBITDA (Non-GAAP)	$199,552
Add back:
Acquisition and restructuring related expenses (1)	174
Non-recurring restructuring charges, net (2)	5,848
Net loss on debt modification	13,792
Change in fair value of foreign exchange forward contracts (3)	(1,102)
Stock-based compensation expense	4,598
Loss on asset disposal	384
Adjusted EBITDA (Non-GAAP)	$223,246

As of
April 30
2021
Current maturities of long-term debt	$8,322
Long-term debt, less current maturities	513,450
Total debt	521,772
Less: cash and cash equivalents	(91,071)
Net debt	$430,701

Net leverage (4)	1.93

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended April 30, 2021.

- END -